================================================================================

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY(AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            LCI INTERNATIONAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

LCI INTERNATIONAL WORLDWIDE TELECOMMUNICATIONS LOGO

                                                                  March 20, 1998

Dear Stockholder:

     It is a pleasure to invite you to attend the annual meeting of stockholders of LCI International, Inc. which will be held at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Tuesday, May 5, 1998, at 10:30 a.m. Meeting registration will begin at 9:30 a.m. and a Continental breakfast will be available.

     The Notice and Proxy Statement that follow describe the business to come before the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities.

     Your vote is very important. Whether you plan to be present at the meeting and regardless of the number of shares you own, please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting. If you plan to be present at the meeting and wish to vote in person, you may withdraw your proxy at that time.

     As you may know, on March 8, 1998, LCI entered into a Merger Agreement with Qwest Communications International Inc. ("Qwest") and a subsidiary of Qwest, pursuant to which LCI will become a wholly-owned subsidiary of Qwest. The transaction is subject to customary conditions, including approval by the Qwest and LCI stockholders and receipt of regulatory approvals. The majority stockholder of Qwest has agreed to vote in favor of the transaction.

     Your vote on the transaction is not being solicited at this time. LCI stockholders will have the opportunity to vote on the transaction at a special meeting of stockholders which will be held after the 1998 annual meeting. The transaction will be described in detail in the proxy statement/prospectus that will be sent to LCI stockholders prior to the special meeting. Your vote on any matter at the annual meeting will not in any way constitute a vote on the transaction.

     I hope you can attend the annual meeting of stockholders and I look forward to personally meeting you on May 5th.

                                          Sincerely,

                                          /s/ H. Brian Thompson
                                          H. BRIAN THOMPSON
                                          Chairman and Chief Executive Officer

                   8180 Greensboro Drive  -  McLean, VA 22102

LCI INTERNATIONAL WORLDWIDE TELECOMMUNICATIONS LOGO

                            LCI INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 5, 1998

To the Stockholders of
LCI INTERNATIONAL, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders (the "Meeting") of LCI International, Inc. (the "Company") will be held at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Tuesday, May 5, 1998, at 10:30 a.m. (local time), with registration beginning at 9:30 a.m., for the following purposes:

        1. To elect two directors to serve for a three-year term until the annual meeting of stockholders held in the year 2001.

        2. To approve the 1998/1999 LCI International, Inc. Stock Option Plan.

        3. To approve the Third Amended and Restated Employee Stock Purchase
           Plan.

        4. To approve the Executive Incentive Compensation Plan.

        5. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the independent public accountants for the Company.

        6. To transact such other business as may properly come before the Meeting.

     The Board of Directors has fixed the close of business on March 9, 1998 as the record date for the purpose of determining stockholders entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.

     In order to assure a quorum, stockholders who do not expect to attend and vote at the Meeting in person should complete, sign, date and promptly return the enclosed proxy in the accompanying envelope.

                                          By Order of the Board of Directors,

                                          /s/ James D. Heflinger
                                          JAMES D. HEFLINGER
                                          Secretary

McLean, Virginia
March 20, 1998

                            LCI INTERNATIONAL, INC.

                             8180 GREENSBORO DRIVE
                             MCLEAN, VIRGINIA 22102

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of LCI International, Inc. (the "Company") for use at the 1998 annual meeting of stockholders (the "Meeting") to be held at The Ritz-Carlton Hotel, 1700 Tysons Boulevard, McLean, Virginia, on Tuesday, May 5, 1998, at 10:30 a.m. (local time), and at any postponement or adjournment thereof. The enclosed proxy, properly executed and received by the Secretary of the Company prior to the Meeting, and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote: (i) for each nominee for election as a director, (ii) for approval of the 1998/1999 LCI International, Inc. Stock Option Plan, (iii) for approval of the Third Amended and Restated Employee Stock Purchase Plan, (iv) for approval of the Executive Incentive Compensation Plan, and (v) for ratification of the selection of Arthur Andersen LLP as the independent public accountants for the Company for 1998.

     If any other matter should be presented at the Meeting upon which a vote properly may be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy. Proxies may be revoked by stockholders at any time prior to the voting of the proxy by written notice to the Secretary of the Company, by submitting a new proxy to the Secretary of the Company, or by personal ballot at the Meeting. Attendance at the Meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Meeting at any time prior to the voting of the proxy.

     As of the close of business on March 9, 1998, the record date for determining stockholders entitled to vote at the Meeting, the Company had issued and outstanding 97,114,648 shares of its Common Stock, par value $.01 per share (the "Common Shares"). Each Common Share is entitled to one vote at the Meeting. The first date on which this proxy statement and the enclosed form of proxy are being sent to the Company's stockholders is on or about March 20, 1998.

     A listing of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder ten days prior to the date of the Meeting between the hours of 8:00 a.m. and 5:00 p.m. at the offices of the Company located at 8180 Greensboro Drive, McLean, Virginia.

     The presence, in person or by proxy, of a majority of the outstanding Common Shares is required for a quorum for the transaction of business at the Meeting, but if a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained.

     The Common Shares are traded on the New York Stock Exchange, Inc. ("NYSE").

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company presently consists of seven members. At the Meeting, two directors will be elected to hold office for a three-year term until the annual meeting of stockholders held in the year 2001, and until their successors have been elected and qualified. If any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for an alternative nominee, if any, in their discretion as may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

              INFORMATION AS TO NOMINEES FOR ELECTION AS DIRECTORS

     The respective ages, positions with the Company, business experience and directorships in other companies of the nominees for election as directors are set forth below, which information has been furnished by such directors to the Company.

     George M. Perrin, 52, was Chairman of the Board of Paging Network, Inc. ("PageNet"), a wireless messaging company, from 1993 to 1997. From 1981 until 1992, Mr. Perrin served as President and Chief Executive Officer of PageNet. Prior to founding PageNet, Mr. Perrin was the President of Zip-Call, Inc., and held executive positions with Genecom, Inc. and Telocator Network of America. Mr. Perrin has been a director of the Company since July 1994.

     John L. Vogelstein, 63, has been Vice Chairman of E.M. Warburg, Pincus & Co., LLC ("EMW LLC"), which provides specialized financial advisory and counseling services, and its predecessor, E.M. Warburg, Pincus & Co., Inc. ("EMW"), since 1982 and Vice Chairman and President since 1994. Prior thereto, he was an officer and a director of EMW and its affiliates for more than five years. Mr. Vogelstein is a director of ADVO, Inc., Aegis Group plc, Golden Books Family Entertainment, Inc., Journal Register Company, Knoll, Inc., Mattel, Inc., and Vanstar Corporation. Mr. Vogelstein has been a director of the Company since August 1994.

                INFORMATION AS TO DIRECTORS CONTINUING IN OFFICE

     The respective ages, positions with the Company, business experience and directorships in other companies of the directors of the Company continuing in office are set forth below, which information has been furnished by such directors to the Company.

     Richard E. Cavanagh, 51, has been President and Chief Executive Officer of The Conference Board, Inc. since November 1995. Prior thereto, he served eight years as Executive Dean of the John F. Kennedy School of Government at Harvard University and seventeen years as a member of McKinsey & Company, Inc. Mr. Cavanagh serves as a director of Black Rock Mutual Funds and Olin Corporation. Mr. Cavanagh has been a director of the Company since May 1997.

     William F. Connell, 59, is Chairman and Chief Executive Officer of Connell Limited Partnership, a Boston, Massachusetts-based company primarily involved in metals recycling and the manufacture of industrial products. Prior to forming Connell Limited Partnership in 1987, Mr. Connell served as Chairman and Chief Executive Officer of Avondale Industries beginning in 1985, and held an executive position for seventeen years with Ogden Corporation. Mr. Connell is a director of BankBoston Corporation and Harcourt General, Inc. Mr. Connell has been a director of the Company since October 1996.

     Julius W. Erving, II, 48, has been President of The Erving Group, Inc. since 1979 and Executive Vice President of the Orlando Magic since 1997. Mr. Erving serves on the board of directors of the New York State Sports Commission, Philadelphia Coca-Cola Bottling Company, Converse Inc., Proffitts, Inc. and The Sports Authority. Mr. Erving has been a director of the Company since December 1996.

     Douglas M. Karp, 42, has been a Managing Director of EMW LLC and EMW since May 1991. Prior to joining EMW, Mr. Karp held several positions at Salomon Brothers Inc., including Managing Director from January 1990 through May 1991, Director from January 1989 through December 1989, and Vice President from October 1986 through December 1988. Mr. Karp serves as a director of the Journal Register Company and TresCom International, Inc. and is Chairman of the Board of Directors of TV Filme, Inc. Mr. Karp has been a director of the Company since February 1993.

     H. Brian Thompson, 59, has been Chairman of the Board of Directors and Chief Executive Officer of the Company and its subsidiaries since July 1991. Mr. Thompson previously served as Executive Vice President of MCI Communications Corporation. Mr. Thompson is a director of Comcast UK Cable Partners Limited, Bell Canada International, Golden Books Family Entertainment, Inc. and Microdyne Corporation. Mr. Thompson is also a member of the Listed Company Advisory Committee to the NYSE Board of Directors.

     Messrs. Karp and Thompson were elected for a term that expires at the annual meeting of stockholders in 1999. Messrs. Cavanagh, Connell and Erving are each serving for a term that expires at the annual meeting of stockholders in the year 2000. All directors will serve until successors have been duly elected and qualified. Vacancies may be filled by appointment through a majority vote of the remaining directors.

     Directors shall be elected by a plurality of the votes of the Common Shares represented at the Meeting and entitled to vote on the election of directors. An abstention from voting will be tabulated as a vote withheld in the election, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE TWO DIRECTORS NAMED ABOVE. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THIS PROPOSAL.

               BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

     The Board of Directors has standing Audit and Compensation Committees. The current members of the Audit Committee are Messrs. Connell, Karp and Perrin. The current members of the Compensation Committee are Messrs. Cavanagh, Erving and Karp.

     The Audit Committee recommends to the Board of Directors the engagement of the independent public accountants of the Company and reviews with the independent public accountants the scope and results of their audits of the Company. The Audit Committee meets with management and with the Company's independent public accountants to review matters relating to the quality of financial reporting and internal accounting control, including the nature, extent and results of the audits, and otherwise maintains communications between the Company's independent public accountants and the Board of Directors. The Audit Committee met four times during 1997.

     The Compensation Committee reviews the performance of corporate officers, establishes overall employee compensation policies and recommends to the Board of Directors major compensation programs. The Compensation Committee also reviews and approves salary arrangements and other remuneration for executive officers of the Company and is responsible for reviewing certain employee benefit plans. The Compensation Committee met six times during 1997.

     In December 1997, the Board of Directors formed the Corporate Governance Committee with Mr. Cavanagh as its Chairperson and initial member. While the Corporate Governance Committee did not meet in 1997, the Committee's duties will include the development of corporate governance guidelines, nominating candidates for membership on the Board of Directors, succession planning and the evaluation of the performance of the Chief Executive Officer ("CEO") and the Board of Directors.

     In 1997, the Board of Directors met nine times and each director attended at least 75% of the aggregate of (i) all Board meetings, during the time he was a member of the Board, and (ii) all Committee meetings of which he was a member, except for Mr. Vogelstein, who attended 67% of the Board meetings.

     Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors. Directors qualifying as "Outside Directors" receive an annual retainer of $12,000 payable in cash or options for Common Shares pursuant to the Non-Qualified Stock Option Plan for Directors (the "Director Option Plan"). In addition, Outside Directors are paid $1,000 for each meeting of the Board of Directors attended in person, $500 for each Board of Directors meeting participated in by conference call, $150 for each Board Committee meeting attended in person or participated in by conference call, and $1,500 per year for serving as a chairperson of a Board Committee. An Outside Director is a director who is neither (i) an employee of the Company or any of its subsidiaries nor (ii) a person who, through an employment relationship, by ownership of stock or partnership interest, or through contractual relationships, is affiliated with any persons or entities who or which in the aggregate is or are beneficial owner(s) of 4% or more of any class of the Company's equity securities. Currently, all directors other than Mr. Thompson qualify as Outside Directors.

     Under the Director Option Plan, each Outside Director will be granted an option to purchase 8,000 Common Shares at the time of becoming an Outside Director and an option to purchase 8,000 Common Shares after each annual meeting of stockholders. In addition, Outside Directors may receive in lieu of the annual retainer an option for Common Shares approximately equivalent to the value of the annual retainer. As of the date of this Proxy Statement, Messrs. Cavanagh, Connell, Erving, Karp, Perrin and Vogelstein have been granted options to purchase 8,000, 17,000, 17,000, 8,000, 33,000 and 8,000 Common Shares,
respectively. Options to purchase up to 400,000 Common Shares are authorized for grant under the Director Option Plan. The options granted under the Director Option Plan vest immediately on the date of grant and the option price per share is the fair market value per Common Share determined on the trading day immediately preceding the date of grant. The options granted under the Director Option Plan expire ten years from the date of grant.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth certain information regarding the ownership of the Common Shares of the Company as of March 9, 1998 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, (ii) each of the executive officers named in the "Summary Compensation Table," (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group. To the Company's knowledge, except as otherwise noted, the named beneficial owner has sole voting and investment power.

                                                                     SHARES         PERCENTAGE
                                                                  BENEFICIALLY          OF
NAME                                                                 OWNED            TOTAL
----                                                              ------------      ----------
The Capital Group Companies, Inc............................        5,912,300(1)        6.2%
  333 South Hope Street
  Los Angeles, CA 90071
AMVESCAP PLC................................................        5,175,964(2)        5.4%
  11 Devonshire Square
  London EC2M 4YR
  England
Anne K. Bingaman............................................           33,333(3)          *
Lawrence J. Bouman..........................................          146,101(3)          *
Richard E. Cavanagh.........................................            8,000(3)          *
William F. Connell..........................................           31,000(3)          *
Julius W. Erving, II........................................           22,000(3)          *
Marshall W. Hanno...........................................          395,137(3)          *
Douglas M. Karp.............................................          200,493(3,4)        *
Joseph A. Lawrence..........................................          411,785(3)          *
George M. Perrin............................................           43,000(3)          *
H. Brian Thompson...........................................        2,209,433(3)        2.3%
John L. Vogelstein..........................................          294,843(3,5)        *
Thomas J. Wynne.............................................          316,432(3,6)        *
All executive officers and directors as a group (15
  persons)..................................................        4,149,377(7)        4.2%

---------------
* Less than one percent.

(1) On February 10, 1998, The Capital Group Companies, Inc. ("CGC") notified the Company by means of a Statement on Schedule 13G that it may be deemed to be the beneficial owner of 5,912,300 Common Shares over which certain of its subsidiaries had investment and/or dispositive power as of December 31, 1997. Capital Research and Management Company, a wholly-owned subsidiary of CGC, may be deemed to be the beneficial owner of 4,500,000 Common Shares with sole dispositive power over all shares and no voting power over any shares.

(2) On February 11, 1998, AMVESCAP PLC notified the Company by means of a Statement on Schedule 13G that certain of its subsidiaries have shared investment and dispositive power over various investment accounts which as of December 31, 1997 held 5,175,964 Common Shares.

(3) Includes Common Shares which the directors and named executive officers had the right to acquire through the exercise of options as of March 9, 1998 as follows: Anne K. Bingaman -- 29,167; Lawrence J. Bouman -- 133,333; Richard
    E. Cavanagh -- 8,000; William F. Connell -- 17,000; Julius W. Erving,
    II -- 17,000; Marshall W. Hanno -- 359,082; Douglas M. Karp -- 8,000; Joseph
    A. Lawrence -- 376,835; George M. Perrin -- 33,000; H. Brian
    Thompson -- 1,825,798; John L. Vogelstein -- 8,000 and Thomas J. Wynne -- 236,766. Also includes Common Shares which the executive officers have the right to acquire through the exercise of options exercisable within 60 days of March 9, 1998 as follows: Anne K. Bingaman -- 4,166; Lawrence J.
    Bouman -- 11,667; Marshall W. Hanno -- 16,560; Joseph A. Lawrence -- 21,001;
    H. Brian Thompson -- 43,784; and Thomas J. Wynne -- 25,534.

(4) 5,650 of the Common Shares indicated above are owned directly by Mr. Karp. 186,843 of the Common Shares indicated as owned by Mr. Karp are beneficially owned by Warburg, Pincus & Co., a New York general partnership ("WP"). As a partner of WP, Mr. Karp may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934

    (the "1934 Act")) in an indeterminate portion of the shares beneficially owned by WP. Mr. Karp disclaims beneficial ownership of these Common Shares within the meaning of Rule 13d-3 under the 1934 Act.

(5) 100,000 of the Common Shares indicated above are owned directly by the John
    L. Vogelstein Revocable Trust. Mr. Vogelstein has sole voting power and sole investment power with respect to such shares. 186,843 of the Common Shares indicated as owned by Mr. Vogelstein are beneficially owned by WP. As a partner of WP, Mr. Vogelstein may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the 1934 Act) in an indeterminate portion of the shares beneficially owned by WP. Mr. Vogelstein disclaims beneficial ownership of these Common Shares within the meaning of Rule 13d-3 under the 1934 Act.

(6) Mr. Wynne resigned as President and Chief Operating Officer of the Company on October 23, 1997.

(7) Includes Common Shares set forth in the preceding footnotes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The information below is provided with respect to 1997 compensation for the Company's executive officers, including the CEO.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

ORGANIZATION AND GUIDING PRINCIPLES

     The Compensation Committee of the Board of Directors, consisting of three non-employee directors, annually evaluates and sets the base salaries for the executive officers and administers executive incentive compensation plans and the Company's stock option plans.

     The principles which guide the Compensation Committee are:

     A. Compensation should be competitive with the market in order to attract and retain highly qualified executives;

     B. Compensation should be performance-based, i.e., a significant portion of compensation should be tied to achievement of the Company's financial performance targets; and

     C. Compensation should include significant ownership of Common Shares in order to focus executive officers' objectives on maximizing stockholder value.

     The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code ("Code") to the extent practicable while maintaining competitive compensation. Section 162(m) generally disallows a tax deduction to public companies for annual compensation over $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers unless certain requirements are met.

     The Company has employment agreements with each of the named executive officers which are described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" on page 9.

COMPENSATION AND COMPANY PERFORMANCE

     Each year, the Compensation Committee reviews the base and incentive compensation paid to executive officers during the previous three years and compares that information to base and incentive compensation for comparable officers in a peer group. For compensation paid during 1997, the peer group was comprised of twelve telecommunications companies with annual revenues both larger and smaller than that of the Company (the "Peer Group"). The Compensation Committee believes the Peer Group reflects the market in which the Company competes for executive talent. The Compensation Committee compares the growth of revenue, certain earnings, earnings per share and stock price for the Company and the Peer Group, and base and incentive compensation, as well as stock option grants, for executive officers of the Company and the Peer Group, to assure that executive compensation and option grants are competitive with the Peer Group. The Compensation Committee also considers each executive officer's contribution to the Company's performance and reviews the performance of the particular aspects of the Company for which the executive officer is responsible.

     Incentive compensation for all executive officers, including the CEO, was determined based on the Executive Incentive Compensation Plan approved by the stockholders on May 6, 1997 (the "Incentive Plan"). Pursuant to the Incentive Plan, the Compensation Committee established certain financial performance goals and each executive officer was assigned an Individual Incentive Target, expressed as a percentage of base compensation. The Individual Incentive Targets represented amounts that would be payable to the officers, ranging from no payout to a payout of two times the Individual Incentive Target depending on actual Company performance. Each quarter, the Compensation Committee and the CEO reviewed, on a subjective basis, the contributions of executive officers other than the CEO to the Company's performance and, as a result, certain adjustments in the quarterly awards were made. In the fourth quarter, the Compensation Committee adjusted awards for all executive officers to take into account the Company's acquisition of USLD Communications Corp. and to offset the effect of certain one time charges. Awards for 1997 were less than the Individual Incentive Targets for each executive officer individually and as a group.

     In addition to base and incentive compensation, the Compensation Committee also grants to executive officers options for the purchase of Common Shares. As part of its annual analysis to determine executive stock option grants, the Compensation Committee reviews all existing options held by the executive officers and projects their value at certain market prices. Options are granted at fair market value on the date of grant as determined in accordance with the stock option plan. Generally, grants of options vest over a five-year period with 20% of the options being exercisable on the first anniversary of the grant and 1.66% being exercisable each month thereafter, provided employment continues. During the course of the year, the Compensation Committee reviews the performance of individual executive officers for the purpose of determining whether adjustments to base compensation and/or additional stock option grants are appropriate to maintain competitive executive compensation.

CEO COMPENSATION

     Pursuant to the Company's employment contract with the CEO, Mr. Thompson's annual base compensation is subject to adjustment by the Board of Directors but cannot be less than $400,000. When determining the annual base compensation and stock option grants for the CEO for 1997, the Compensation Committee made the Peer Group comparisons described above and compared the performance of the Company against four of its major direct competitors in the Peer Group. Specifically, comparisons were made relative to growth in revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and profitability (collectively "Financial Performance Indicators") for 1995 and through the first three quarters of 1996 and relative to the stock price for 1995 and 1996. The Compensation Committee noted that the Company's revenues grew 64%, EBITDA grew 64%, and earnings per share grew 63% from the third quarter of 1995 to the third quarter of 1996 and the stock price grew 5% from year end 1995 to year end 1996. The Compensation Committee also noted the Company's results on the Financial Performance Indicators were significantly better than most of the companies in the comparison group for the same period. As a result of the foregoing analysis, Mr. Thompson's base salary for 1997 was increased from $530,000 to $560,000, an increase of 5.4%, and he was granted an option exercisable for 200,000 shares of Common Stock.

     Incentive compensation for the CEO was paid quarterly based on the Incentive Plan. Based on an Individual Incentive Target of 140% of base salary, Mr. Thompson received quarterly Incentive Plan payments totaling 95% of his Individual Incentive Target for 1997.

     The Company also made available to Mr. Thompson certain other benefits in 1997, as described in the Summary Compensation Table on page 7, including (i) split-dollar life insurance, (ii) matching contributions pursuant to the Company's Supplemental Retirement Plan for executive officers and other officers of the Company and its subsidiaries (the "Supplemental Plan"), and (iii) matching contributions pursuant to the Company's qualified 401(k) Savings Plan (the "401(k) Plan") in accordance with matching provisions applicable to all participants under the 401(k) Plan.

                                          THE COMPENSATION COMMITTEE

                                          RICHARD E. CAVANAGH
                                          (APPOINTED TO THE COMMITTEE IN MAY
                                          1997)
                                          JULIUS W. ERVING, II
                                          DOUGLAS M. KARP

                           SUMMARY COMPENSATION TABLE

     The table below sets forth all compensation paid by the Company to each of the named executive officers for the last three fiscal years.

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                         ANNUAL          ------------
                                                      COMPENSATION        SECURITIES
                                                  --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------                ----   ---------   --------   ------------   ---------------
H. Brian Thompson........................  1997    560,000     744,800     200,000      145,276(2,6,7)
Chairman and Chief Executive Officer       1996    530,000     403,740     200,000      139,314(2,3,6,7)
                                           1995    500,000     508,750     300,000       19,338(3,6,7)
Thomas J. Wynne..........................  1997    340,000     261,800     125,000      121,225(2,5,6,7)
President and Chief                        1996    320,000     168,480     125,000      228,864(5,6,7,8)
Operating Officer                          1995    305,000     232,766     200,000       29,164(5,6,7,8)
Joseph A. Lawrence.......................  1997    295,000     238,373     190,000       68,230(2,6,7)
Executive Vice President and Chief         1996    260,000     120,675     115,000       68,845(2,4,6,7)
Financial Officer                          1995    235,000     143,478     160,000        7,403(4,6,7)
Anne K. Bingaman.........................  1997    215,000     155,500     125,000          --
Senior Vice President and
President -- Local Telecommunications
Division
Lawrence J. Bouman.......................  1997    225,000     171,000     175,000      160,149(6,8)
Senior Vice President -- Engineering,      1996    215,000      98,034     100,000          --
Operations and Technology                  1995     48,000(1)   29,400(1)  150,000        1,150(8)
Marshall W. Hanno........................  1997    225,000     165,240     100,000      161,168(6,8)
Senior Vice President -- Commercial
  Segment                                  1996    215,000      88,984     100,000      103,536(6,8)
                                           1995    195,000     119,058     140,000        4,500(6)

---------------

(1) Represents partial year; Mr. Bouman joined the Company as an executive officer in October 1995.

(2) Includes the cost to the Company of split-dollar life insurance policies on the lives of Messrs. Thompson, Lawrence, and Wynne. See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" on page 9. The Company paid premiums on these policies of $318,000 in 1997 and 1996 for Mr. Thompson; $156,000 in 1997 and 1996 for Mr. Lawrence; and $322,000 in 1997 for Mr. Wynne. The Company is entitled to a refund of the cumulative annual premiums paid by it to the insurer pursuant to the split-dollar life insurance arrangement before any benefits are paid by the insurer to the owner or beneficiaries of the policy. The amount of "All Other Compensation" associated with the split-dollar insurance arrangements includes (i) amounts representing the term life insurance component of the policy of $7,177 in 1997 and $5,842 in 1996 for Mr. Thompson; $1,215 in 1997
    and $1,092 in 1996 for Mr. Lawrence; and $3,448 in 1997 for Mr. Wynne, and
    (ii) the actuarial value of the benefit of the remainder of the premiums paid by the Company of $97,816 in 1997 and $104,323 in 1996 for Mr. Thompson; $55,174 in 1997 and $59,033 in 1996 for Mr. Lawrence; and $101,105
    in 1997 for Mr. Wynne.

(3) Includes premiums of $3,224 and $2,865 in 1996 and 1995, respectively, paid by the Company on a former split-dollar life insurance policy, the proceeds of which were payable to designated beneficiaries of Mr. Thompson. Such policy was converted to paid up key man life insurance during 1996.

(4) Includes premiums of $599 and $553 in 1996 and 1995, respectively, paid by the Company on a former split dollar life insurance policy, the proceeds of which were payable to designated beneficiaries of Mr. Lawrence. Such policy was converted to paid-up key man life insurance during 1996.

(5) Includes $3,851 in 1997, and $5,500 in 1996 and 1995 for premiums paid by the Company on a universal life insurance policy, the proceeds of which were payable to designated beneficiaries of Mr. Wynne.

(6) Includes the following matching contributions made to officers' accounts in the Company's 401(k) Plan: $1,969 in 1997, $1,904 in 1996, and $2,108 in
    1995 for Mr. Thompson; $4,620 in 1997, $4,500 in 1996 and $4,500 in 1995 for
    Mr. Lawrence; $4,620 in 1997, $4,327 in 1996, $4,500 in 1995 for Mr. Hanno;
    $1,970 in 1997 for Mr. Bouman; and $1,969 in 1997, $1,904 in 1996, and
    $1,770 in 1995 for Mr. Wynne.

(7) Includes the following matching contributions made to officers' accounts in the Company's Supplemental Plan: $14,769 in 1997, $13,996 in 1996 and $9,692 in 1995 for Mr. Thompson; $3,450 in 1997, $3,300 in 1996 and $1,765 in 1995
    for Mr. Lawrence; and $7,539 in 1997, $7,696 in 1996 and $5,815 in 1995 for
    Mr. Wynne. Also includes the following imputed return on investment for contributions to the Supplemental Plan at the same rate as achieved in the Company's 401(k) Plan: $23,545 in 1997, $10,025 in 1996 and $4,673 in 1995
    for Mr. Thompson; $3,771 in 1997, $321 in 1996 and $585 in 1995 for Mr.
    Lawrence; and $3,313 in 1997, $1,739 in 1996 and $453 in 1995 for Mr. Wynne.

(8) Includes reimbursement for relocation expenses of $212,025 in 1996 and $15,626 in 1995 for Mr. Wynne; $156,548 in 1997 and $99,209 in 1996 for Mr.
    Hanno; and $158,179 in 1997 and $1,150 in 1995 for Mr. Bouman.

     The following table contains information concerning the grant of options under the Company's 1997/1998 Stock Option Plan to each of the named executive officers of the Company during the year ended December 31, 1997. No stock appreciation rights ("SARs") were granted in 1997.

                             OPTION GRANTS IN 1997

                                              INDIVIDUAL GRANTS
                             ----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                               NUMBER OF      % OF TOTAL                            AT ASSUMED ANNUAL RATES OF
                              SECURITIES       OPTIONS                               STOCK PRICE APPRECIATION
                              UNDERLYING      GRANTED TO    EXERCISE                    FOR OPTION TERM(2)
                                OPTIONS      EMPLOYEES IN    PRICE     EXPIRATION   --------------------------
NAME                         GRANTED(#)(1)   FISCAL YEAR     ($/SH)       DATE          5%             10%
----                         -------------   ------------   --------   ----------   ----------      ----------
H. Brian Thompson.........      200,000           7.0%       $19.31      2/13/07    $2,428,791      $6,155,033
Thomas J. Wynne...........      125,000           4.4%       $19.31      2/13/07    $1,517,994      $3,846,896

Joseph A. Lawrence........      115,000                      $19.31      2/13/07    $1,396,555      $3,539,144
                                 75,000                      $20.53      8/04/07    $  968,340      $2,453,965
                                -------                                             ----------      ----------
                                190,000           6.7%                              $2,364,895      $5,993,109

Anne K. Bingaman..........      125,000           4.4%       $20.50      1/03/07    $1,611,542      $4,083,965

Lawrence J. Bouman........      100,000                      $19.31      2/13/07    $1,214,396      $3,077,517
                                 75,000                      $20.53      8/04/07    $  968,340      $2,453,965
                                -------                                             ----------      ----------
                                175,000           6.2%                              $2,182,736      $5,531,482

Marshall W. Hanno.........      100,000           3.5%       $19.31      2/13/07    $1,214,396      $3,077,517

---------------
(1) 20% of these options become exercisable a year from the date of grant and 1.66% become exercisable each month thereafter for 48 months. Options were granted with an exercise price at the fair market value of a Common Share determined pursuant to the 1997/1998 Stock Option Plan on the date of grant and expire ten years from the date of grant.

(2) The potential realizable value represents the estimated future gain in the value of the options over their exercise price which may exist immediately prior to the scheduled expiration date of the options. The calculation assumes the specified compounded rates of appreciation in the per share price of the Common Shares starting on the date of the grant and further assumes that the options will be exercised on their expiration date. The actual value, if any, which may be realized will depend upon the market price of the Common Shares on the date the option is exercised.

     The following table sets forth information with respect to the exercise of options during 1997 and the options held as of December 31, 1997 by each of the named executive officers. As of December 31, 1997, no SARs were outstanding.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                            SHARES                         UNDERLYING                   IN-THE-MONEY
                           ACQUIRED                    UNEXERCISED OPTIONS            OPTIONS AT FY-END
                              ON        VALUE             AT FY-END(#)                     ($)(2)
                           EXERCISE    REALIZED    ---------------------------   ---------------------------
                             (#)        ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           --------    --------    -----------   -------------   -----------   -------------
H. Brian Thompson........  300,000    $4,986,000    1,745,347       554,121      $44,891,554    $8,306,382
Thomas J. Wynne..........  388,284    $9,346,748      382,315       343,753      $ 7,651,796    $5,103,723
Joseph A. Lawrence.......  100,000    $1,138,204      334,752       385,248      $ 6,420,126    $5,336,780
Anne K. Bingaman.........    --           --           --           125,000          --         $1,281,250
Lawrence J. Bouman.......    --           --          103,333       321,667      $ 1,264,113    $3,673,887
Marshall W. Hanno........   20,000    $  388,646      324,188       249,068      $ 7,076,031    $3,524,803

---------------
(1) The value realized is calculated by subtracting the aggregate exercise price from the fair market value of the Common Shares as of the exercise date multiplied by the number of shares exercised.

(2) Represents the difference between the closing market price of the Common Shares at December 31, 1997 of $30.75 per share and the exercise price of in-the-money options multiplied by the number of shares underlying the in-the-money options.

                  EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                         AND CHANGE-IN-CONTROL ARRANGEMENTS

     Effective April 19, 1993, the Company and LCI International Management Services, Inc. ("LCIM") entered into employment agreements with Messrs. Thompson and Hanno, pursuant to which each executive agreed to serve full time in his present position. In July 1997 and December 1997, the employment agreements for Messrs. Hanno and Thompson, respectively, renewed for two-year periods. Effective in October 1993, the Company and LCIM entered into an employment agreement with Mr. Lawrence, pursuant to which Mr. Lawrence agreed to serve full time as Chief Financial Officer. In October 1997, Mr. Lawrence's employment agreement renewed for a two-year period. Effective October 2, 1995, LCIM entered into an employment agreement with Mr. Bouman, pursuant to which Mr. Bouman agreed to serve full time as Senior Vice President-Engineering, Operations and Technology. In October 1997, Mr. Bouman's employment agreement renewed for a two-year period. Effective January 3, 1997, LCIM entered into an employment agreement with Ms. Bingaman, pursuant to which Ms. Bingaman agreed to serve full time for two years as Senior Vice President and President-Local Telecommunications Division. The term of the employment agreements for Messrs. Thompson, Hanno and Lawrence will automatically extend for successive two-year periods except that any party may terminate the agreement by giving written notice no later than 90 days prior to the end of any term. The employment agreements for Mr. Bouman and Ms. Bingaman provide for a single two-year renewal. The annual base salary under the agreements for Messrs. Thompson, Lawrence, Hanno, and Bouman and Ms. Bingaman will be set by the Company, but cannot be less than $400,000, $206,000, $150,000, $200,000 and $215,000, respectively. In addition, each of these executives will be eligible to receive bonus payments under the Company's incentive plans in amounts determined by the Board of Directors.

     Pursuant to these employment agreements, if the executive is terminated for cause (as defined in the agreements) or the executive voluntarily terminates his or her employment, he or she will receive base salary plus any amounts due under benefit plans or otherwise through the date of termination. If the executive's employment is terminated without cause, he or she will receive (i) base salary plus any amounts due under benefit plans or otherwise through the date of termination, (ii) a severance payment in an amount equal to the executive's annual base salary, and (iii) bi-weekly payments in an amount equal to the last such payment received by the executive prior to the date of termination for up to one year after the termination of employment (the "Termination Payments"). In addition, Mr. Bouman and Ms. Bingaman may participate in group insurance plans for one year following any termination without cause. For executive officers other than Mr. Bouman and Ms. Bingaman, if there is a material change in an executive's position or duties (and in the case of Mr. Lawrence, compensation or benefits) without the executive's consent, and the executive thereafter terminates employment, such termination shall be deemed to be without cause and the executive will be entitled to the rights of an executive terminated without cause. Mr. Lawrence is also entitled to receive the Termination Payments if he resigns as a result of any material breach by the Company of his employment agreement or his office being moved to a location outside the McLean or Arlington, Virginia areas.

     The employment agreements further provide that if there is a "change in control" of the Company, all stock options granted to the executives will vest and become immediately exercisable. "Change in control" is defined under the employment agreements as the acquisition by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) other than Warburg, Pincus Capital Company, L.P. or its affiliates, of more than 50% of the then outstanding voting securities of the Company. All other employees with stock options have the same "change in control" provision in their stock option agreements.

     The Company, LCIM and Mr. Wynne were parties to an employment agreement dated April 19, 1993, pursuant to which Mr. Wynne agreed to serve as President of the Company. In July 1997, Mr. Wynne's employment agreement renewed for a two-year period. Effective October 23, 1997 ("Effective Date"), Mr. Wynne, LCIM and the Company entered into an agreement whereby (a) Mr. Wynne resigned as an officer and director of the Company and its subsidiaries, (b) Mr. Wynne's employment with the Company continues through October 23, 1998 ("Employment Term"), (c) during the Employment Term, Mr. Wynne (i) receives the base compensation in effect as of the Effective Date paid on regular pay dates, and
(ii) participates in Company benefit plans other than the stock option and incentive compensation plans, (d) effective October 24, 1998 through October 23, 1999 ("Consulting Term"), Mr. Wynne has agreed to provide consulting services as requested by the Company, and (e) Mr. Wynne receives as compensation during the Consulting Term an amount equal to Mr. Wynne's annual base salary in effect as of the Effective Date paid in bi-weekly installments. The agreement also provides that if Mr. Wynne completes the Employment Term, all stock options that would have vested during the Consulting Term, shall vest on October 23, 1998.

     The Company and each of Messrs. Thompson, Lawrence and Wynne have entered into split-dollar life insurance arrangements dated as of November 1, 1996 for Messrs. Thompson and Lawrence and as of May 12, 1997 for Mr. Wynne (the "Split-Dollar Plans"). Under the Split-Dollar Plans, the Company has agreed to pay to an insurer annual premiums on split-dollar life insurance policies on the lives of Messrs. Thompson, Lawrence and Wynne. Such split-dollar policies are currently owned by trusts established by each of Messrs. Thompson, Lawrence and Wynne. The Company will receive a reimbursement of all premiums before any benefits are paid by the insurer to the owner or beneficiaries of the policies. The premiums advanced are secured through collateral assignments of the respective policies. Until such time as the cash surrender value of each policy exceeds the cumulative annual premiums paid by the Company, the deficiency will be secured by notes from the respective trusts to the Company. As of December 31, 1997, the amount of the deficiency was $82,083 for Mr. Thompson's trust, $29,659 from Mr. Lawrence's trust, and $51,446 for Mr. Wynne's trust. Mr. Wynne's split dollar arrangement continues through the Employment Term described in the preceding paragraph.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee in 1997 were Messrs. Cavanagh, Erving, and Karp. Mr. Cavanagh was added to the Committee when he joined the Board of Directors in May 1997. No executive officer of the Company served on any board of directors or compensation committee of any entity other than the Company, of which any member of the Compensation Committee is an executive officer.

                               PERFORMANCE GRAPH

     The graph sets forth below the cumulative total return on the Common Shares for the period commencing with the initial issuance of the Common Shares on May 12, 1993, and ending on December 31, 1997, as compared with the S&P 500 Index ("S&P 500") and the S&P Telecommunications (Long Distance) Index ("S&P Telecommunications"). The information on these indices has been provided by Georgeson & Company Inc. The total return for the Company is based upon an initial $100 investment at the Company's initial public offering ("IPO") price of $4.56 (split adjusted) on May 12, 1993, and the market price of $30.75 per share as of December 31, 1997. The calculation of the cumulative total return on Common Shares does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The stock price performance on the following graph is not necessarily indicative of future stock performance.

                CUMULATIVE TOTAL RETURN ON THE COMMON SHARES OF
                            LCI INTERNATIONAL, INC.
               BASED ON INVESTMENT OF $100 BEGINNING MAY 12, 1993

                                                        LCI
               MEASUREMENT PERIOD                  INTERNATIONAL,                            S&P
             (FISCAL YEAR COVERED)                      INC.            S&P 500       TELECOMMUNICATIONS
12-MAY-93                                                      100               100                100
31-DEC.-93                                                     203               107                101
31-DEC.-94                                                     293               108                 92
31-DEC.-95                                                     449               149                124
31-DEC.-96                                                     474               183                128
31-DEC.-97                                                     674               244                181

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons or entities who own more than 10% of the Company's Common Shares, to file with the Securities and Exchange Commission (the "SEC") and the NYSE initial reports of beneficial ownership and changes in beneficial ownership of the Company's Common Shares. Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company as to transactions for which reports are required, all Section 16(a) filing requirements applicable to such individuals or entities were complied with in 1997, with the exception of Mr. Erving who was one day late in April 1997 in filing a Form 4 reporting a purchase of Common Shares in March 1997.

                              PROPOSAL NUMBER TWO

                                APPROVAL OF THE
              1998/1999 LCI INTERNATIONAL, INC. STOCK OPTION PLAN

     Effective March 5, 1998, the Board of Directors approved and recommended for stockholder approval the 1998/1999 LCI International, Inc. Stock Option Plan (the "Stock Option Plan") pursuant to which the Company may grant Incentive Stock Options ("ISOs") or Non-Qualified Options. The Stock Option Plan is attached hereto as Appendix A. The following description of this plan is qualified in its entirety by reference to Appendix A which is hereby incorporated by reference as if fully set forth herein.

                              PLAN ADMINISTRATION

     The Stock Option Plan is administered by the Compensation Committee of the Board of Directors which has the full authority to administer the plan and prescribe, amend or rescind rules and regulations related thereto. In making such determinations, the Compensation Committee may consider the nature of the services rendered by eligible persons, their present and potential contributions to the Company's success, and such other factors deemed relevant by the Compensation Committee. The Compensation Committee has the right to delegate authority to the Company's CEO to determine the number of Common Shares subject to options, the terms and provisions of the applicable stock option agreements granting options, and the acceleration of vesting of outstanding options, all subject to limitations approved in writing in advance by the Compensation Committee. No stock option granted under the Stock Option Plan shall be exercisable after the expiration of ten years from the date of its grant.

                              MATERIAL PROVISIONS

     The total number of Common Shares subject to options under the Stock Option Plan shall not exceed 3,800,000, subject to adjustment in the event of certain changes in the Company's capitalization. ISOs may be granted under the Stock Option Plan only to employees of the Company or any of its subsidiaries within the meaning of Section 424(f) of the Code, while Non-Qualified Options may be granted to both employees and consultants of the Company or any of its subsidiaries. In addition, no individual participant may be granted options under the plan for more than 500,000 Common Shares during any calendar year for which the plan is in effect. The exercise price of options may not be less than the Fair Market Value, as defined in the plan, of the Common Shares on the date the options are granted. As of March 5, 1998, there were approximately 3,750 employees eligible to be selected to participate in the Stock Option Plan and the last reported sale price of a Common Share on the NYSE was $34.31.

                    TERMINATION, MODIFICATION AND AMENDMENT

     The Stock Option Plan shall terminate on March 5, 2008. The plan may from time to time be terminated, modified or amended by the affirmative vote of stockholders. Additionally, the Board of Directors may at any time terminate the plan or from time to time make such modifications or amendments of the plan as it deems advisable; provided, that the Board of Directors may not, without stockholder approval, increase the maximum number of Common Shares as to which options may be granted under the plan (except certain adjustments upon changes in capitalization) or change the class of persons eligible to receive ISOs.

                FEDERAL INCOME TAX EFFECTS OF PLAN PARTICIPATION

     Options granted under the plan to an employee of the Company will constitute an ISO within the meaning of Section 422 of the Code, or Non-Qualified Options as determined on the date of grant in accordance with the Code.

     INCENTIVE STOCK OPTIONS. Neither the grant nor the exercise of an ISO will result in taxable income to the optionee or any income tax deduction to the Company. However, the excess, if any, of the Fair Market Value of the Common Shares acquired pursuant to such exercise over their option price is an adjustment for the purpose of computing the alternative minimum tax, unless such shares are disposed of in a "disqualifying disposition" (as defined below) in the year of exercise. However, the alternative minimum tax applies only if it is greater than a taxpayer's regular tax liability.

     If an optionee makes no disposition of the Common Shares acquired on the exercise of an ISO within the period ending the later of two years after the date of grant of such option or one year plus one day after the date of transfer of such shares to such optionee pursuant to such exercise, then upon disposition of such shares:

          (a) the amount, if any, realized in excess of the option price of such shares will be treated as long term capital gain; or

          (b) the amount, if any, by which such option price exceeds the amount realized will be treated as long-term capital loss; and in either event

          (c) the Company will not be allowed any deduction for federal income tax purposes with respect to the exercise of such option.

     If an optionee disposes of Common Shares acquired on the exercise of an ISO within the period described above (any disposition by the optionee within such period being hereinafter called a "disqualifying disposition"), then upon disposition of such shares:

          (a) if the amount realized upon such disposition is equal to or greater than the Fair Market Value of such shares at the date of exercise:

             (i) the amount, if any, by which such Fair Market Value exceeds the option price of such shares will be treated as compensation taxable as ordinary income to such optionee in the year of disposition; and

             (ii) the amount, if any, realized in excess of such Fair Market Value will be treated as long-term capital gain if such shares were held for more than twelve months after the date of exercise and as a short-term capital gain if such shares were held for a lesser period.

          (b) if the amount realized upon a disqualifying disposition is less than such Fair Market Value but not less than such option price, the excess of the amount realized over such option price will be treated as compensation taxable as ordinary income to such optionee in the year of such disposition, unless such disposition is a transaction in which any loss sustained would not have been recognized under the Code (such as a sale between certain related parties), in which case the difference between such Fair Market Value and such option price will be treated as compensation taxable as ordinary income;

          (c) if the amount realized upon a disqualifying disposition is less than such option price, the excess of such option price over the amount realized will be treated as a long-term capital loss if such shares were held for more than twelve months after the date of exercise and as a short-term capital loss if such shares were held for a lesser period, unless such disposition is a transaction in which any loss sustained would not have been recognized under the Code (such as a sale between certain related parties), in which case the difference between such Fair Market Value and such option price will be treated as compensation taxable as ordinary income to such optionee in the year of such disposition; or

          (d) if a disqualifying disposition is a gift, the difference between such Fair Market Value and such option price will be treated as compensation taxable as ordinary income to such optionee in the year of such disposition.

     The Company generally will be allowed a deduction for federal income tax purposes in the year of any disqualifying disposition to the extent, if any, that an optionee recognized compensation taxable as ordinary income. Any amount that an optionee recognizes as compensation taxable as ordinary income will be subject to income tax withholding by the Company.

     NON-QUALIFIED STOCK OPTIONS. An optionee will not recognize any income upon the grant of a Non-Qualified Option, but the exercise of a Non-Qualified Option will have the following tax consequences:

          (a) On the date of such exercise an optionee who at the time of exercise is not an executive officer or director of the Company will recognize compensation taxable as ordinary income with respect to Common Shares acquired pursuant to such exercise, in an amount equal to the excess, if any, of the Fair Market Value of such shares on the date of exercise over the option price, and the holding period for such shares will commence on such date.

          (b) An optionee who at the time of exercise is an executive officer or director of the Company will recognize compensation taxable as ordinary income with respect to Common Shares acquired pursuant to such exercise on the expiration date of the period during which such optionee is subject to suit under Section 16(b) of the Exchange Act, in an amount equal to the excess, if any, of the Fair Market Value of such shares on the date on which such income is recognized over the option price, and the holding period for such shares will commence on such date. However, such an optionee may elect to recognize any compensation resulting from the exercise of a Non-Qualified Option on the date of exercise and have such compensation computed by reference to the Fair Market Value of the Common Shares acquired pursuant to such exercise on such date (and thus to have the holding period for such shares commence on such date) by filing an election with the IRS within 30 days after exercise. If the optionee makes such an election and later is required to forfeit the excess of the Fair Market Value of the shares over the purchase price, pursuant to Section 16(b) of the 1934 Act, no deduction will be allowed to the optionee as a result of such forfeiture.

          (c) An optionee will not recognize any additional income by reason of delivery of shares, rather than cash, as payment for shares acquired by exercise of Non-Qualified Options. Under current IRS rulings, the number of shares acquired by exercise equal to the number of shares so delivered will have a carryover basis equal to the optionee's basis in the shares so delivered. The basis of any remaining shares will be equal to the amount of income recognized by the optionee upon the exercise of the option.

     The amount which an optionee, who at the time of exercise is also an employee, recognizes as compensation taxable as ordinary income will be subject to income tax withholding by the Company. The Company will be allowed a deduction for federal income tax purposes in the year and in the amount that an optionee recognizes compensation taxable as ordinary income.

     The tax basis of Common Shares acquired by the exercise of a Non-Qualified Option with cash will be equal to the option price, increased by the amount, if any, that an optionee recognizes as compensation taxable as ordinary income. Upon the disposition of the Common Shares acquired on the exercise of a Non-Qualified Option, an optionee will realize long-term capital gain or loss if such shares were held for more than 12 months and short-term capital gain or loss if such shares were held for a lesser period. Under current law, the long-term capital gains rate is reduced from 28% to 20% for shares held 18 months or more.

     The affirmative vote of a majority of the Common Shares represented at the Meeting and entitled to vote is required for approval of the proposal. An abstention from voting will be tabulated as a vote withheld, but will be included in computing the number of shares present for purposes of determining the presence of a quorum.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1998/1999 LCI INTERNATIONAL, INC. STOCK OPTION PLAN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THIS PROPOSAL.

                             PROPOSAL NUMBER THREE

                   APPROVAL OF THE THIRD AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN

     An aggregate of 1,800,000 Common Shares are currently authorized under the Second Amended and Restated Employee Stock Purchase Plan (the "Existing ESPP"). As of March 5, 1998, a total of 623,081 Common Shares remain available for purchase under the Existing ESPP. In order to provide for sufficient Common Shares for future purchases, effective March 5, 1998, the Board of Directors approved the Third Amended and Restated Employee Stock Purchase Plan, subject to stockholder approval, to provide that the number of Common Shares reserved for issuance under the Existing ESPP be increased by 500,000 Common Shares from 1,800,000 to 2,300,000. The Third Amended and Restated Employee Stock Purchase Plan (the "Stock Purchase Plan") is hereby submitted to the stockholders of the Company for approval. The Stock Purchase Plan is attached hereto as Appendix B. The following description of this plan is qualified in its entirety by reference to Appendix B which is hereby incorporated by reference as if fully set forth herein. The Stock Purchase Plan is an "employee stock purchase plan" qualifying under Section 423 of the Code. Eligible employees of the Company or any subsidiary corporation within the meaning of Section 424(f) of the Code, may purchase Common Shares by authorizing payroll deductions of up to 15% of salary, subject to a maximum deduction per employee of $25,000 per year, to be applied to the purchase of Common Shares. The purchase price for Common Shares under the plan will equal 85% of the Fair Market Value of the Common Shares as established at intervals from time to time subject to the discretion of the Committee administering the Stock Purchase Plan. No individual participant may acquire more than 20,000 Common Shares in any Offer as defined pursuant to the Stock Purchase Plan. As of March 5, 1998 there were approximately 3,500 employees eligible to participate in the Stock Purchase Plan, and the last reported sale price of a Common Share on the NYSE was $34.31.

                              PLAN ADMINISTRATION

     The Stock Purchase Plan is administered by a committee designated by the Board of Directors, which currently consists of Messrs. Cavanagh, Erving and Karp. The Stock Purchase Plan Committee has the sole responsibility for the administration of the Stock Purchase Plan and has the exclusive right to interpret the provisions thereof.

                                TERMINATION DATE

     The Stock Purchase Plan and all rights to participants will terminate the earlier of (i) the date as of which participants have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Stock Purchase Plan or (ii) the date as of which the Stock Purchase Plan Committee or the Board of Directors terminates the Stock Purchase Plan.

                                   AMENDMENT

     The Board of Directors may amend the Stock Purchase Plan at any time, except that the Board may not amend the Stock Purchase Plan without stockholder approval if such amendment would increase the number of Common Shares that are reserved for issuance under the Stock Purchase Plan. The Board may at any time amend the Stock Purchase Plan to cause the plan to comply with the requirements of Rule 16b-3 promulgated by the SEC under the 1934 Act.

                FEDERAL INCOME TAX EFFECTS OF PLAN PARTICIPATION

     The Stock Purchase Plan is not qualified under Section 401(a) of the Code. Participants' contributions to the Stock Purchase Plan through payroll deductions are not tax deductible but will constitute part of the cost basis of the Common Shares purchased under the Stock Purchase Plan.

     No tax liability results from the grant of an option or purchase of Common Shares under the Stock Purchase Plan. The employee participant becomes liable for federal income tax upon the disposition of the Common Shares. In addition, in order to avail themselves of the beneficial treatment provided under Section 423 of the Code, employees must hold the Common Shares for two years from the date the option to purchase Common Shares is granted (i.e., the first day of the applicable purchase period), or one year from the date of purchase, whichever is later.

     When the Common Shares are disposed of after the required holding period, the employee participant realizes ordinary income (compensation) to the extent of the lesser of (i) the amount by which the Fair Market Value of the Common Shares at the time the option was granted exceeded the option price and (ii) the amount by which the Fair Market Value of the Common Shares at the time of disposition of the Common Shares exceeded the price paid. Any further gain is taxed as capital gain. The Company is not entitled to tax deductions for any portion of the income or gain recognized by the employee meeting the holding period requirements. If the sale price is less than the option price, there is no ordinary income and the employee has a long-term capital loss for this difference.

     Where an employee sells Common Shares before the expiration of the required holding period, such employee realizes ordinary income (compensation) to the extent of the difference between the option price and the Fair Market Value of the Common Shares at the date the option was exercised. The Company will generally be allowed a corresponding tax deduction.

     Any dividends and other distributions made with respect to Common Shares held in an employee participant's account would be deemed gross income to the participant. Any gain or loss from the sale of any rights or other property distributed with respect to Common Shares held on behalf of a participant is gain or loss to the participant.

     The affirmative vote of a majority of the Common Shares represented at the Meeting and entitled to vote is required for approval of the proposal. An abstention from voting will be tabulated as a vote withheld, but will be included in computing the number of shares present for purposes of determining the presence of a quorum.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THIS PROPOSAL.

                              PROPOSAL NUMBER FOUR

             APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN

     On December 15, 1997, the Compensation Committee of the Board of Directors approved and recommended for stockholder approval the Executive Incentive Compensation Plan (the "Incentive Compensation Plan"). The Incentive Compensation Plan provides quarterly incentive awards to those persons with the title of senior vice president and above contingent upon the financial performance of the Company, to motivate individual and corporate performance that will inure to the benefit of the Company's stockholders. The Incentive Compensation Plan is being submitted for stockholder approval in order for the CEO's incentive compensation to comply with the requirements of Section 162(m) of the Code. In general, Section 162(m) disallows deductions for compensation paid to a public corporation's top five executives, unless the compensation is based on performance and approved by stockholders. In the event stockholder approval of the Incentive Compensation Plan is not obtained, no compensation will be paid to the CEO under the plan and the Compensation Committee will consider other alternatives.

                              PLAN ADMINISTRATION

     The Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors and all decisions and all actions thereof are conclusive and binding. The Compensation Committee establishes the performance goals which must be met before awards are payable under the plan, administers the plan in accordance with terms and conditions of the plan, and certifies prior to payment of any awards that the performance goals for which awards are payable were in fact met.

                         EFFECTIVE DATE AND ELIGIBILITY

     The Incentive Compensation Plan is effective January 1, 1998 and will end on December 31, 1998. The fiscal quarters to which the plan applies are the three-month periods ending March 31, 1998; June 30, 1998; September 30, 1998; and December 31, 1998. Those persons with the title of senior vice president and above are eligible to participate in the Incentive Compensation Plan.

                             CALCULATION OF AWARDS

     Each eligible participant is assigned an Individual Incentive Target for the purpose of calculating awards under the Incentive Compensation Plan. The targets are expressed as a percentage of the participant's base compensation rate. For purposes of the Incentive Compensation Plan, neither the Individual Incentive Target nor the base compensation rate used for the CEO may be increased following approval of the Incentive Compensation Plan by the Compensation Committee. The Individual Incentive Target represents the amount a participant would receive as an award under the plan adjusted up or down depending on actual Company financial performance during the quarter for which the award is calculated. The adjustment for Company performance could result in no payout or a payout up to two times the Individual Incentive Target. For all eligible participants other than the CEO, a subjective evaluation of the participant's contribution to the Company's performance is also completed by the CEO and the Compensation Committee and the award may be adjusted upward or downward as a result; provided, however, in no event may a participant's award be more than 200% of the applicable Individual Incentive Target.

                         FINANCIAL PERFORMANCE CRITERIA

     Company financial performance is measured by comparing actual financial results for a given quarter against the pre-determined financial performance goals established by the Compensation Committee. Once established, such goals may not change as they apply to the CEO; however, the Compensation Committee has discretion to change the performance goals for participants other than the CEO. The specific financial elements used in the comparison to actual financial results are: Revenue Growth; Selling, General and Administrative Expense Control; EBITDA; and Earnings Per Share. The Compensation Committee authorizes the payment of incentive awards following the end of each quarter through a certification that the performance goals for which incentives are payable have been met. The Compensation Committee has the discretion to adjust the performance goals in the event of an acquisition, disposition, corporate restructuring, recapitalization, or other unusual event. In no event may such adjustment increase the compensation that would otherwise be due upon attainment of the goal. The Compensation Committee reserves the right to reduce the level of incentives payable, at its sole discretion.

             FEDERAL INCOME TAX CONSEQUENCES OF PLAN PARTICIPATION

     Compensation payable under the Incentive Compensation Plan will be taxable to participants as ordinary income (compensation) at the time of payment. The Company will generally be entitled to a corresponding compensation deduction, provided that the payments comply with the requirements of Section 162(m) of the Code.

     The affirmative vote of a majority of the Common Shares represented at the Meeting and entitled to vote is required for approval of the proposal. An abstention from voting will be tabulated as a vote withheld, but will be included in computing the number of shares present for purposes of determining the presence of a quorum.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THIS PROPOSAL.

     NEW PLAN BENEFITS UNDER THE STOCK OPTION PLAN, THE STOCK PURCHASE PLAN
                 AND THE EXECUTIVE INCENTIVE COMPENSATION PLAN

     No options have been granted under the 1998/1999 Stock Option Plan. Accordingly, no description has been provided of the dollar value of benefits or number of shares underlying the options. It is expected, however, that an indeterminate number of options under the 1998/1999 Stock Option Plan may be granted in accordance with the Company's usual practice after the date of printing of this proxy statement. No description of benefits under the Stock Purchase Plan is included because participation in the plan is voluntary. Accordingly, the Company cannot determine the dollar value of benefits or the number of shares that will be purchased by participants. The dollar value of benefits under the Incentive Compensation Plan is based on the future performance of the Company and therefore not readily ascertainable. The following table sets forth for the CEO, the other named executive officers and all executive officers as a group (i) the amounts that would be payable under the Incentive Compensation Plan if the quarterly payouts equaled the Individual Incentive Targets (the "Incentive Targets"), and (ii) the maximum amounts payable under the Incentive Compensation Plan ("Maximum").

                                                               INCENTIVE COMPENSATION
                                                                        PLAN
                                                               -----------------------
                                                                  DOLLAR VALUE ($)
                                                               -----------------------
                                                               INCENTIVE
NAME AND POSITION                                               TARGETS      MAXIMUM
-----------------                                              ---------     -------
H. Brian Thompson...........................................   $  960,000   $1,920,000
Chairman and Chief Executive Officer
Joseph A. Lawrence..........................................   $  346,500   $  693,000
Executive Vice President and Chief Financial Officer
Anne K. Bingaman............................................   $  207,000   $  414,000
Senior Vice President and President -- Local
  Telecommunications Division
Lawrence J. Bouman..........................................   $  245,000   $  490,000
Senior Vice President -- Engineering, Operations and
  Technology
Marshall W. Hanno...........................................   $  211,500   $  423,000
Senior Vice President -- Commercial Segment
All executive officers......................................   $2,456,000   $4,912,000
as a group, including those listed above
All eligible employees,.....................................   $  390,416   $  780,832
other than executive officers, as a group

     Each of Messrs. Thompson, Lawrence, Bouman and Hanno and Ms. Bingaman is entitled to participate in the Stock Purchase Plan, the Stock Option Plan, and the Incentive Compensation Plan. No current non-executive director is entitled to participate in these plans. Mr. Wynne is not eligible to participate in the Stock Option Plan or the Incentive Compensation Plan. Substantially all employees of the Company and its subsidiaries are eligible to be selected to participate in the Stock Option Plan and the Stock Purchase Plan. The Incentive Compensation Plan is limited to those persons with the title of senior vice president and above.

                              PROPOSAL NUMBER FIVE

        RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors proposes and recommends that the stockholders ratify the selection of the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for 1998. Unless otherwise directed by the stockholders, proxies will be voted for approval of the selection of Arthur Andersen LLP as the independent public accountants for the Company for 1998. A representative of Arthur Andersen LLP will attend the Meeting, and will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     The affirmative vote of a majority of the Common Shares represented at the Meeting and entitled to vote is required for approval of the proposal. An abstention from voting will be tabulated as a vote withheld, but will be included in computing the number of shares present for purposes of determining the presence of a quorum.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1998. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THIS PROPOSAL.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSAL

     Appropriate proposals from stockholders intended to be presented at the 1999 annual meeting must be received by the Company on or before November 23, 1998, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 MISCELLANEOUS

     The Company will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to solicitations by mail, a number of regular employees of the Company and of its subsidiaries may solicit proxies in person or by telephone. The Company also has retained Georgeson & Company Inc. to aid in the solicitation of proxies, at an estimated cost of $6,500 plus reimbursement of reasonable out-of-pocket expenses. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

     Stockholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly, no matter how large or how small your holdings may be.

     As of the date of this Proxy Statement, management had no knowledge of any business, other than that described herein, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                                            By Order of the Board of Directors,
                                            JAMES D. HEFLINGER
                                            Secretary

                                   APPENDIX A

              1998/1999 LCI INTERNATIONAL, INC. STOCK OPTION PLAN

1. PURPOSES.

     The 1998/1999 LCI International, Inc. Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions of substantial responsibility with LCI International, Inc., a Delaware corporation (the "Company"), LCI International Management Services, Inc. ("LCI"), or any other subsidiary corporation of the Company, to encourage ownership of the Company's common stock, par value $.01 per share ("Common Shares"), by employees and consultants of the Company and its subsidiary corporations, and to provide additional incentive to such persons to exert their maximum efforts toward the success of the Company and its subsidiary corporations. The above aims will be effectuated through the granting of certain stock options ("Options"). Under the Plan, the Company may grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options which are not intended to be ISOs ("Non-Qualified Options").

2. ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee (the "Committee") consisting of at least two persons, appointed by the Board of Directors of the Company (the "Board of Directors"), each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee may exercise the power and authority vested in the Board of Directors under the Plan. In administering the Plan, the Committee shall follow any general guidelines not inconsistent with the Plan established by the Board of Directors and may adopt rules and regulations for carrying out the Plan. Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

          (a) to determine the individuals to whom, and the time or times at which, Options to purchase Common Shares shall be granted, the number of Common Shares to be subject to each Option, and whether such Options shall be ISOs or Non-Qualified Options;

          (b) to interpret the Plan;

          (c) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (d) to determine the terms and provisions of the respective stock option agreements granting Options, including the date or dates upon which Options shall become exercisable, which terms need not be identical;

          (e) to accelerate the vesting of any outstanding Options;

          (f) to delegate to the Company's Chief Executive Officer authority to take all action described under Sections 2(a), (d) and (e) of the Plan subject to limitations to be approved in writing, in advance, by the Committee; and

          (g) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an option has been granted under the Plan is referred to herein as an "Optionee." The Committee's determinations on the matters referred to in this Section 2 shall be conclusive.

3. SHARES SUBJECT TO THE PLAN.

     The total number of Common Shares which shall be subject to Options granted under the Plan shall not exceed 3,800,000 subject to adjustment as provided in
Section 7 hereof. The Company shall at all times, while the Plan is in force, reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Options. The Common Shares to be issued upon exercise of Options shall be authorized and unissued or reacquired Common Shares held in treasury. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan. In addition, in no event shall any one person be granted options for more than 500,000 Common Shares during any calendar year for which the Plan is in effect, subject to adjustment as provided in Section 7 hereof.

4. ELIGIBILITY.

     (a) Options may be granted under the Plan to (i) employees of the Company, LCI or to employees of any other "subsidiary corporation" (a "Subsidiary" or "Subsidiaries") of the Company within the meaning of Section 424(f) of the Code and (ii) in the case of Non-Qualified Options only, to consultants of the Company and its Subsidiaries. The term "Company," when used in context of an Optionee's employment, shall be deemed to include Subsidiaries of the Company.

     (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan for proper corporate purposes.

5. TERMS OF OPTIONS.

     The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

          (a) The purchase price of the Common Shares subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted; provided that such purchase price may not be less than the Fair Market Value (as determined in accordance with Section 5(h) hereof) of the Common Shares as of the date of grant.

          (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion, at the time such Option is granted.

          (c) The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option shall be subject to earlier termination as determined by the Committee, in its discretion, at the time such Option is granted.

          (d) The exercise period following death, disability and termination of employment shall be determined by the Committee, in its discretion, at the time the option is granted.

          (e) Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Corporate Treasurer) of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of Common Shares held by the Optionee for at least six months having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the Common Shares to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining Common Shares to the Optionee, or (v) by any combination of the methods or payment described in (i) through (iv) above.

          (f) An Optionee shall not have any of the rights of a shareholder with respect to the Common Shares subject to his or her Option until such shares are issued to him or her upon the exercise of his or her Option.

          (g) ISOs shall not be transferable, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, and may be exercised during the lifetime of the Optionee only by him or her. No ISO granted under the Plan shall be subject to execution, attachment or other process. The Committee may, however, in its discretion either at the time of grant or at any time thereafter, allow for the transfer, pledge or assignment of Non-Qualified Options to other persons, or entities, subject to such conditions or limitations as it may establish.

          (h) For purposes of the Plan, the Fair Market Value of Common Shares as of any date shall be deemed to be the mean between the highest and lowest sale prices reported on the New York Stock Exchange ("NYSE"), or the principal national securities exchange on which such Common Shares are listed and traded on the immediately preceding date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Shares are not quoted on the NYSE, or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value of the Common Shares shall mean the amount determined by the Committee to be the Fair Market Value based upon a good faith attempt to value the Common Shares accurately.

6. SPECIAL PROVISIONS APPLICABLE TO ISOS.

     The following special provisions shall be applicable to ISOs granted under the Plan.

     (a) No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the shareholders of the Company.

     (b) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries, or any "parent corporation" (a "Parent") of the Company within the meaning of Section 424(e) of the Code.

     (c) If the aggregate Fair Market Value of the Common Shares with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and its Parents and Subsidiaries) exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the Fair Market Value of the Common Shares shall be determined at the time the ISOs covering such shares were granted.

     (d) Without prior written notice to the Company, no Common Shares acquired by an Optionee upon exercise of an ISO granted hereunder may be disposed of by the Optionee within two (2) years from the date such ISO was granted, nor within one (1) year after the transfer of such Common Shares to the Optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvent proceeding, as described in Section 422(c)(3) of the Code shall not be deemed to be such a disposition. If Section 422 of the Code is amended during the term of this Plan, the Committee may modify this Plan consistently with such amendment.

7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     (a) In the event that the outstanding Common Shares are changed by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination or exchange of Common Shares and the like, or dividends payable in Common Shares, an appropriate adjustment shall be made by the Committee in the aggregate number of Common Shares available under the Plan, the maximum number of shares which may be granted to any one person during any calendar year, and in the number of Common Shares and price per share subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence or any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of Common Shares covered by his or her Option.

     (b) Any adjustment under this Section 7 in the number of Common Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Common Shares.

8. FURTHER CONDITIONS OF EXERCISE.

     (a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

     (b) Anything in subparagraph (a) of this Section 8 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to the qualification of an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

9. TERMINATION, MODIFICATION AND AMENDMENT.

     (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board of Directors, and no Option shall be granted after termination of the Plan. Any Option outstanding at the termination date shall remain outstanding until it either has expired or been exercised.

     (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon.

     (c) The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon, increase (except as provided in Section 7) the maximum number of Common Shares as to which Options may be granted under the Plan or change the class of persons eligible to receive ISOs under the Plan.

     (d) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options without consent of the affected Optionee.

10. EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective upon adoption by the Board of Directors of the Company, subject to the approval by the shareholders of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

11. NOT A CONTRACT OF EMPLOYMENT.

     Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any Optionee any right to remain in the employ of the Company or Subsidiary.

12. GOVERNING LAW.

     The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflict of law.

13. WITHHOLDING.

     As a condition to the exercise of any Option, the Committee may require that an Optionee satisfy, through withholding from other compensation or otherwise, the full amount of all federal, state and local income and other taxes required to be withheld in connection with such exercise.

14. APPROVED LEAVES OF ABSENCE.

     In the case of an Optionee on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of the Options held by such Optionee during such leave of absence; such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after ten (10) years from the date it is granted.

                                   APPENDIX B

                            LCI INTERNATIONAL, INC.
            THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF PLAN.

     The purpose of the Third Amended and Restated Employee Stock Purchase Plan (the "Plan") is to provide eligible employees who wish to become stockholders of LCI International, Inc. (the "Company"), or who wish to increase their stockholdings in the Company, with an opportunity to purchase shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which is both convenient and on a basis more favorable than would otherwise be available. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. It is intended that the Plan constitute an "employee stock purchase plan" (a "Stock Purchase Plan") within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. EMPLOYEES ELIGIBLE TO PARTICIPATE.

     Any employee who has been continuously employed for a period of ninety (90) days or more by the Company, LCI International Management Services, Inc., or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code (a "Parent"), or "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code (a "Subsidiary") which adopts the Plan with the consent of the Company (an "Employing Corporation") is eligible to participate in the Plan. Notwithstanding the foregoing and to the extent permitted by
Section 423 of the Code and any rules or regulations promulgated thereunder, an employee whose customary employment with the Employing Corporation is for twenty
(20) hours or less per week or for not more than five (5) months in any calendar year shall not be eligible to participate in the Plan. Upon reemployment of a former participant whose employment with the Company or a participating Subsidiary is terminated, the former participant will be required to fulfill the eligibility requirements set forth in this paragraph anew. The term "employee" shall (i) have the meaning applicable under Treasury Regulation Section 1.421-7(h) and (ii) not include a member of the Board of Directors of an Employing Corporation who is not an employee of an Employing Corporation.

3. ELIGIBLE COMPENSATION.

     Compensation eligible for payroll deductions shall be base salary and, to the extent allowed by the Stock Purchase Plan Committee (the "Committee"), commissions (if any) paid in each payroll period. Eligible compensation does not include overtime, bonuses, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, disability benefits under any insurance program, fringe benefits, deferred compensation, compensation under the Company's stock plans, amounts paid for services as an independent contractor, or any other compensation excluded by the Committee in its discretion, applied in a uniform manner. The preceding sentence notwithstanding, compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code).

4. TERMS OF OFFERS.

     (a) Offer Dates.

     The Committee shall determine the date or dates upon which one or more offers ("Offer"/"Offers") shall be made under the Plan, provided that, in no event shall any Offer have a term of more than twenty-seven (27) months.

     (b) Elections to Participate.

     In order to participate in an Offer, an eligible employee must sign and forward to the Committee an enrollment form authorizing regular payroll deductions in either (i) a specified whole dollar amount for each payroll period or (ii) any full percentage of eligible compensation, in each case not exceeding the maximum percentage of the employee's eligible compensation per pay period, to be applied toward the purchase of Common Stock pursuant to the Offer. The "maximum percentage" means the percent of eligible compensation available for payroll deductions which shall be specified by the Committee at the beginning of the term of each Offer, and which shall not exceed fifteen percent (15%). The signed enrollment authorization form must be submitted to the Plan Administrator at least ten (10) days prior to the effective date of the Offer, or such other number of days as the Committee may prescribe from time to time.

     If a participant authorizes payroll deductions pursuant to clause (ii) in the foregoing paragraph, the amount of compensation to be deducted from such participant's eligible compensation shall be determined for each payroll period on a basis of the percentage of compensation authorized for deduction by the participant, which amount shall be increased or decreased (as applicable) on a prospective basis to reflect changes in such eligible compensation during the term of the Offer.

5. PARTICIPATION.

     (a) In General.

     On the effective date of an Offer, each then eligible employee who has elected to participate in the Offer as provided in Section 4 hereof will be granted an option to purchase, during the term of the Offer, the maximum number of shares of Common Stock provided in paragraph 6(d) hereof. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the employee's payroll deduction elections made in accordance with the terms of the Plan.

     (b) Newly Eligible Employees.

     Each employee who is not eligible to participate in the Plan on the effective date of an Offer but who becomes eligible to participate during the term of the Offer will, as of the first trading day of the month which begins at least ten (10) days after the date on which such employee became eligible, be granted an option to purchase, during the term of the Offer, the maximum number of shares of Common Stock provided in paragraph 6(d) hereof. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the payroll deduction elections made in accordance with the terms of the Plan. In such cases, the employee's signed enrollment form must be submitted to the Plan Administrator at least ten (10) days prior to the first trading day of such month.

     (c) Enrollment During an Offer.

     Any employee who does not elect to participate within the period for initial enrollment in a particular Offer may subsequently elect to participate in such Offer, but such employee shall have a Base Option Price (as defined herein) determined as if the employee had elected to participate within the initial enrollment period for such Offer, withdrawn from participation, and then elected to recommence participation pursuant to paragraph 11. In such cases, the employee's signed enrollment form must be submitted to the Committee at least ten (10) days prior to the first trading day of the first month in the Offer to which such election relates.

     (d) Changes in Payroll Deduction Authorization.

     Participants are permitted to increase or decrease their rate of payroll deduction, subject to the terms and limitations of the Plan, without affecting the Base Option Price (or the Alternative Option Price, if applicable). A participant shall not be permitted to make more than one such election per calendar year with respect to any Offer. Any such election shall be effective for the first payroll period beginning on or after the first trading date of the month following the election, provided that the employee's signed enrollment form has been submitted to the Plan Administrator at least ten (10) days prior to such date. A reduction of the payroll deduction percentage to zero shall be treated as a withdrawal from participation in accordance with paragraph 11 hereof.

     (e) Notice of Dispositions.

     Each participant in an Offer shall agree to notify the Company of any disposition of shares of Common Stock purchased pursuant to the Plan prior to the expiration of the holding periods set forth in Section 423(a) of the Code.

     (f) Equivalent Rights.

     All employees granted options under the Plan shall have the same rights and privileges under the Plan except that the number of shares each participant may purchase will bear a uniform relationship to the employee's eligible compensation and will depend upon the payroll deduction the employee authorizes.

     (g) Trading Day.

     For purposes of the Plan, a "trading day" is a day on which shares of Common Stock are traded in the over-the-counter market or, if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

6. PARTICIPATION LIMITATIONS.

     (a) Five Percent Owners.

     Notwithstanding anything herein to the contrary, no employee shall be granted an option to purchase any shares under the Plan if the employee, immediately after the option is granted, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of capital stock of the Employing Corporation or any Parent or Subsidiary. For purposes of the foregoing limitation, the rules of
Section 424(d) (relating to attribution of stock ownership) of the Code shall apply in determining share ownership, and stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee.

     (b) $25,000 Value Limitation.

     If pursuant to the terms of the Plan, an employee would be granted one or more options that violate Section 423(b)(8) of the Code, such options shall not be granted and in its place the employee shall be granted options to purchase shares which permit his/her rights to purchase shares under all Stock Purchase Plans of the Employing Corporation and its Parents and Subsidiaries to accrue at a rate which does not exceed twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares (determined at the time such options were granted) for each calendar year in which such options are outstanding at any time. In determining this limitation, the rules of Section 423(b)(8) of the Code and the regulations thereunder shall apply.

     (c) Fair Market Value.

     For purposes of the Plan, the "Fair Market Value" of the Common Stock on any date shall mean the closing price of a share of Common Stock on the New York Stock Exchange on such date (the "Fair Market Value"). If the Common Stock is no longer traded on the New York Stock Exchange, the Board of Directors shall determine, in good faith, the Fair Market Value.

     (d) Maximum Number of Shares.

     The maximum number of shares which an employee will be permitted to purchase pursuant to any one Offer will be 20,000 shares. When the foregoing participation limitation is reached, payroll deductions shall cease, and any amount of excess funds as of the date that the participation limitation has been reached shall be returned to the employee.

7. OPTION PRICE.

     (a) In General.

     Subject to the provisions of paragraph 11 with regard to recommencement of participation, the price at which shares of Common Stock may be purchased with respect to any Offer made under the Plan shall be determined by the Committee, but may not be less than the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the effective date of such Offer (the "Base Option Price") or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date such Common Stock is purchased through options granted in connection with such Offer (the "Alternative Option Price").

     (b) Adjustments.

     In the event that an Offer shall have a term of more than fifteen (15) months, the Base Option Price may be subject to adjustment on the date (the "Revaluation Date") which falls at the midpoint of the interval between the effective date of the Offer and the end of the term of the Offer. This adjustment may be made at the discretion of the Committee. If eighty-five percent (85%) of the average of the Fair Market Value of a share of Common Stock during a period of twenty (20) trading days ending one month before the Revaluation Date is an amount different than the then applicable Base Option Price, then the applicable Base Option Price shall be adjusted to such different amount which shall be and continue to be the then applicable Base Option Price; provided, however, that if such adjustment would result in the adjusted Base Option Price being lower than the initial Base Option Price for any participant, the initial Base Option Price shall remain unchanged.

8. EXERCISE OF OPTIONS.

     (a) Purchase of Common Stock.

     At the end of each payroll period, each participant shall have deducted from his/her pay the amount authorized pursuant to paragraphs 4 or 5 hereof, as applicable. This amount shall be held for the credit of the participant by the Company as part of its general funds and shall not accrue any interest. On the last trading day of each full month during the term of the Offer, a participant will be deemed to have exercised the option to purchase, at the lower of the then applicable Base Option Price or the Alternative Option Price, that number of full and partial shares of Common Stock which may be purchased with the amount deducted from the participant's compensation during that month and excess funds from the preceding month, if any.

     (b) Custodian.

     Each month, the Plan Custodian designated by the Committee shall receive from the Company, at the applicable option price, as many full shares of Common Stock as may be purchased with the funds received from each participant for that month. Upon receipt of the Common Stock so purchased, the Custodian will allocate to the credit of each participant the number of full shares of Common Stock, and the amount of any partial shares, to which that participant is entitled. Subject to any limitations imposed by the Committee from time to time, a certificate representing the number of shares of Common Stock to which a participant is entitled will be issued to the participant upon written request. Unless otherwise requested by the participant, Common Stock purchased under the Plan will be held by and in the name of, or in the name of a nominee of, the Custodian for the benefit of each participant, who shall thereafter be a beneficial stockholder of the Company.

     (c) Rights as a Shareholder.

     A participant's rights as a stockholder of record of the Company shall begin when the Custodian makes a purchase of Common Stock on behalf of the participant. Shares of Common Stock issued to participants shall be transferable in accordance with applicable securities laws.

9. NUMBER OF SHARES TO BE OFFERED.

     The maximum number of shares of Common Stock that may be purchased under the Plan is 2,300,000. Such shares may be treasury shares, or authorized and unissued shares, as the Board and Directors of the Company (the "Board") may determine in its discretion.

10. ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Committee. The members of the Committee shall be designated by the Board. The Committee shall have the sole responsibility for the administration of the Plan, and, except as herein expressly provided, the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine any questions arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits, eligibility and interpretation of Plan provisions. The Committee's decisions, determinations, interpretations or other actions in respect thereof shall be conclusive and binding upon all participants, former participants, beneficiaries, heirs, executors, assigns, and all other parties.

11. WITHDRAWAL FROM PARTICIPATION.

     A participant may, at any time and for any reason, by giving written notice to the Committee, elect to withdraw from any further participation in an Offer. The participant withdrawing will, as soon as practicable, but only after stockholder approval of the Plan, receive a certificate representing the number of full shares of Common Stock credited to the participant's account as of the date of withdrawal and a check for any funds not applied toward the purchase of full shares as of that date. During the remainder of the term of an Offer, the participant may elect to recommence participation in that Offer by executing and delivering to the Plan Administrator a new enrollment form at least (10) days prior to the first trading day of the first month in the Offer to which such election relates. The Base Option Price applicable to a recommencing participant shall be the greater of (i) the Base Option Price applicable to that participant had he/she not withdrawn from participation during the Offer, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the recommencement date. A participant may withdraw from participation and recommence participation as provided in this paragraph 11 only once during the term of an Offer and, after the second such withdrawal, shall not be allowed to recommence participation during the remainder of the term of the Offer.

12. RIGHTS NOT TRANSFERABLE.

     Options granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during a participant's lifetime, only by the participant.

13. TERMINATION OF EMPLOYMENT.

     In the event of a participant's retirement, death, or other termination of employment, no payroll deductions will be made from any compensation then due and owing to such employee at such time, and a certificate representing the number of full shares of Common Stock then credited to the participant's account and a check for any amount of excess funds contributed as of that date (and not eligible for the purchase of shares) will be issued and delivered to the participant or the participant's representative.

14. PERIODS OF INACTIVE EMPLOYMENT.

     During periods of inactive employment of a participant due to disability or an approved leave of absence, which are less than ninety days and so long as the participant remains an employee of the Company, the participant will not be considered as withdrawing from the Plan.

     During the inactive status, the participant may continue to make payroll deductions under the Plan during the first ninety (90) days from the effective date of the inactive status, provided the participant continues to receive "eligible compensation" from the Company as defined in
Section 3. However, the participant may elect to discontinue the payroll deduction during the inactive status. Any such election shall constitute a withdrawal from the Plan.

     If the participant does not receive eligible compensation from the Company during the inactive status, and returns within ninety (90) days, the participant's payroll deductions will resume and the participant's base option price will not be impacted by the leave.

     If the inactive status extends beyond ninety (90) days, on the ninety-first day, payroll deductions, if any will cease. As soon as is practicable, a certificate representing the number of full shares of Common Stock then credited to the participant's account and a check for any amount of excess funds contributed and partial shares credited to such account as of that date (and not eligible for the purchase of shares) will be issued and delivered to the participant.

15. REORGANIZATION.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Committee may make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.

16. AMENDMENTS.

     The Board may amend the Plan at any time without obtaining the approval of the stockholders of the Company, provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such amendment (i) increases the number of shares of Common Stock that are reserved for issuance under the Plan; (ii) extends the duration of the Plan; (iii) increases the maximum term of the options; (iv) changes the option price; or (v) changes the Eligible Class of Employees. Furthermore, the Board may not amend the Plan in any manner which would materially and adversely affect an option previously granted to a participant without the consent of such participant; provided, however, that the Board may at any time make such amendments as it may deem necessary to cause the Plan to comply with the requirements of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

17. TERMINATION OF PLAN.

     The Plan and all rights of participants will terminate (i) on the date as of which participants have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan or (ii) if earlier, the date as of which the Committee or the Board terminates the Plan. Upon termination, all payroll deductions shall cease and all amounts credited to participants' accounts shall be equitably applied to the purchase of the shares then available under the Plan, and all funds accumulated under the Plan not utilized to purchase Common Stock will be refunded.

18. REQUIRED GOVERNMENTAL APPROVALS.

     The Plan, and all options granted under and other rights inherent in the Plan, are subject to stockholder approval as provided in paragraph 16 and to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company's overall wage and salary policy.

19. NO EMPLOYMENT RIGHTS.

     The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Employing Corporation, and it shall not be deemed to interfere in any way with the Employing Corporation's right to terminate, or otherwise modify, an employee's employment at any time with or without cause.

20. GENDER.

     Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

21. EXPENSES.

     Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be done by the Employing Corporations.

22. GOVERNING LAW.

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

23. EFFECTIVE DATE.

     The Plan, as amended and restated herein, shall become effective on May 1, 1998, provided stockholders approve the Plan within twelve (12) months from that date.

                    LCI INTERNATIONAL, INC. AND SUBSIDIARIES
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

PURPOSE OF THE PLAN

The Corporate Incentive Compensation Plan has been established to support LCI's objective of being a leader in the telecommunications industry, and a Company that stresses high quality products and services, superior customer service, and a good return on its shareholder's investment. The Plan provides quarterly incentive awards to Executive Officers of the Company, contingent upon the financial performance of the Company, to motivate individual and corporate performance that will inure to the benefit of LCI's shareholders.

The Plan, as it applies to the Chief Executive Officer ("CEO"), is intended to comply with Section 162(m) of the Internal Revenue Code. Any Plan provision which is determined to be in conflict with this Code section shall be null and void.


PLAN ADMINISTRATION

The Executive Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors. The Committee establishes the performance goals which must be met before awards are payable under this Plan, administers the Plan in accordance with terms and conditions of the Plan, and certifies prior to payment of any awards that the performance goals for which awards are payable were, in fact, met.


EFFECTIVE DATE

The fiscal quarters to which this Plan applies are the three month periods ending March 31, June 30, September 30, and December 31.


ELIGIBILITY

The Chairman and CEO, the President and Chief Operating Officer, the Senior Vice President and Chief Financial Officer, the Senior Vice President of Sales, and executives in comparable positions with LCI International, Inc. are eligible to participate in the Executive Incentive Compensation Plan.

To be eligible to receive an incentive award during any given fiscal quarter, a participant must be in an eligible position during that fiscal quarter and remain in an eligible position until the date the awards for that fiscal quarter are paid.

Participants who assume an eligible position after the beginning of a fiscal quarter will be eligible to participate in the Plan during that quarter. Their Individual Incentive Target will be pro-rated, however, to reflect the actual number of days in that position during the quarter vs. the total number of available work days in the quarter.

Participants who leave the Company, either on a voluntary or involuntary basis, prior to the date awards are paid will cease to be eligible to participate in the Plan on the effective date of their termination of employment.

CALCULATION OF AWARDS

Each eligible participant is assigned an Individual Incentive Target for the purpose of calculating awards under the Corporate Incentive Compensation Plan. The targets are based on the participant's base compensation rate. The Individual Incentive Target represents the amount a participant would receive as an award under the Plan for the quarter if all the Company financial performance requirements are met. The actual award amount may be higher or lower than this amount depending on actual Company financial performance during the quarter for which the award is calculated. For the purposes of this Plan, neither the Individual Incentive Target nor the base compensation rate of the Chief Executive Officer may be increased after approval of this Plan by the Compensation Committee.

Company financial performance is measured by comparing actual financial results for a given quarter against the financial performance goals established by the Compensation Committee prior to the beginning of that fiscal quarter. Such goals shall not change, as this Plan applies to the CEO. The specific financial elements used in this comparison are: Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA); Revenue Growth; Sales, General and Administrative Expense Controls (SG&A); and Earnings Per Share (EPS); EBITDA accounts for 40% of overall Company performance, Revenue Growth accounts for 20%, SG&A controls account for 20%, and EPS accounts for the remaining 20%. The Compensation Committee authorizes the payment of incentive awards following the end of each quarter, and certifies that the performance targets for which incentives are payable have been met.

The Compensation Committee shall have the discretion to adjust the performance goals in the event of an acquisition, disposition, corporate restructuring, recapitalization, or other unusual event experienced by the Company. In no event, however, may such adjustments increase the amount of compensation payable that would otherwise be due upon attainment of the goal.

The award level based on Company financial performance may range from 0% to 200% depending on actual results. For participants other than the CEO, after the award level is calculated, the Compensation Committee and the CEO subjectively evaluate such participant's contribution to the Company's performance and the award may be adjusted upward or downward as a result provided however, in no event shall a participant's award be more than 200% of the applicable incentive target. The Compensation Committee reserves the right to reduce the level of incentives payable for all participants, at their sole discretion.


AWARD PAYMENTS

Awards shall be paid as soon as practicable following the end of the fiscal quarter for which awards are payable.


OTHER INFORMATION

The establishment of the Corporate Incentive Compensation Plan, the payment of any award, or any action of the Compensation Committee in connection with the Plan shall not be held or construed to confer upon any participant any legal right to be continued in the employ of the Company.

Any decision made or action taken by the Compensation Committee in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Compensation Committee and shall be conclusive and binding upon all persons.

This Plan may be terminated, suspended, withdrawn, amended or modified in whole or in part at any time.

No member of the Board of Directors or Compensation Committee shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, officer agent or participant, except in circumstances involving bad faith, for anything done or omitted to be done, by himself/herself.

                             LCI INTERNATIONAL LOGO


                            LCI International, Inc.
                      1998 Annual Meeting of Stockholders

                               =================

                              Tuesday, May 5, 1998
                                   10:30 a.m.
                             The Ritz-Carlton Hotel
                             1700 Tysons Boulevard
                                McLean, Virginia



                                                      LCI INTERNATIONAL, INC.
                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LCI INTERNATIONAL, INC.
                          IN CONNECTION WITH ITS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 1998

     The undersigned stockholder of LCI International, Inc. (the "Company") hereby appoints H. Brian Thompson, Joseph A. Lawrence and James D. Heflinger, or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to vote all the shares of the Company's common stock, par value $.01 per share, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 5, 1998, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes.

            LCI INTERNATIONAL, INC. RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND THE PROPOSALS LISTED BELOW.

1.   ELECTION OF NOMINEES--To elect each of George M. Perrin and John L. Vogelstein as a Director of the Company to serve until the
Company's annual meeting held in the year 2001 and until their successors are elected and qualified.
                    [ ] FOR each nominee (except as indicated to the contrary)            [ ] WITHHOLD AUTHORITY

  (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     -------------------------------------------------------------------------------------------------------------------------
2.   APPROVAL OF THE 1998/1999 STOCK OPTION PLAN--To approve the 1998/1999 LCI International, Inc. Stock Option Plan.
                    [ ] FOR                            [ ] AGAINST                             [ ] ABSTAIN
3.   APPROVAL OF THE THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN--To approve the Third Amended and Restated Employee
     Stock Purchase Plan.
                    [ ] FOR                            [ ] AGAINST                             [ ] ABSTAIN
4.   APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN--To approve the Executive Incentive Compensation Plan.
                    [ ] FOR                            [ ] AGAINST                             [ ] ABSTAIN
5.   RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS--To ratify the selection of the firm of Arthur Andersen LLP to serve as independent accountants of the Company in 1998.
                    [ ] FOR                            [ ] AGAINST                             [ ] ABSTAIN
6.   OTHER--In their discretion upon such other matters, including withholding a quorum, if necessary, as may properly come before the Meeting.

LCI INTERNATIONAL, INC. LOGO
C/O CORPORATE TRUST SERVICES
MAIL DROP 1090F5
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45263



                                     [MAP]


                                 DIRECTIONS TO:
                             The Ritz-Carlton Hotel
                             1700 Tysons Boulevard
                             McLean, Virginia 22102
                                 (703) 506-4300

FROM DULLES INTERNATIONAL AIRPORT (12 MILES): Take the Dulles Toll Road (Route
267) East to Exit 17 (Spring Hill Road). Turn Right onto Spring Hill Road, which will become International Drive. Go to the third light and turn left onto Tysons Boulevard. The Hotel is on the right at #1700.

FROM NATIONAL AIRPORT (14 MILES): Take Route 233 West and then Route 1 North. Take the left lane and switch over to Route 110 North. Go two miles and take I-66 West eight miles to Exit 66-B (Leesburg Pike West/Tysons Corner). Follow Leesburg Pike West to Tysons Corner (about 2 miles). As you enter Tysons Corner, turn right onto International Drive. Go to the fifth light and turn right onto Tysons Boulevard. The Hotel is on the right at #1700.

FROM DOWNTOWN WASHINGTON, D.C.: Constitution Avenue westbound will lead to I-66. Cross the Potomac River via T. Roosevelt Memorial Bridge and take I-66 West. Continue for eight miles to Exit 66-B (Leesburg Pike West/Tysons Corner). Follow Leesburg Pike West to Tysons Corner (about 2 miles). As you enter Tysons Corner, turn right onto International Drive. Go to the fifth light and turn right onto Tysons Boulevard. The Hotel is on the right at #1700.

                              FOLD AND DETACH HERE
 ................................................................................

     This Proxy will be voted as directed or, if no direction is indicated, will be voted FOR the election of the directors and the approval of the proposals described above.

     PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED.


                                              Dated:                      , 1998
                                                    ----------------------



                                              ----------------------------------
                                                  (Signature of Stockholder)


                                              ----------------------------------
                                                  (Signature of Stockholder)


                                              ----------------------------------
                                                      (Title or Capacity)
                                              Please sign your name exactly as
                                              it appears on your stock
                                              certificate(s). When signing as
                                              attorney, executor, administrator,
                                              trustee, guardian or corporate
                                              executor, please give your title
                                              as such. For joint accounts, all
                                              co-owners should sign.